                     [ST. JOSEPH CAPITAL BANK LETTERHEAD]


                                 March 18, 1997

Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of St. Joseph Capital Corporation, I cordially invite you to attend the Annual Meeting of Stockholders of St. Joseph Capital Corporation to be held at 7:00 p.m. on April 29, 1997, at the Center for Continuing Education at the University of Notre Dame, Notre Dame, Indiana. A map showing the location of the meeting is found on the back page of the accompanying proxy statement. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the meeting. We have also enclosed a copy of the Company's 1996 Annual Report to Stockholders. At the meeting we shall report on Company operations and the outlook for the year ahead.

     Your Board of Directors has nominated four persons to serve as Class I directors. Each of the nominees are incumbent directors. The Board of Directors also proposes to amend Article IV of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 per share, from 1,500,000 to 2,500,000 shares. In addition, the Company's management has selected and recommends that you ratify the selection of Crowe, Chizek and Company LLP to continue as the Company's independent public accountants for the year ending December 31, 1997.

     We recommend that you vote your shares for the director nominees and in favor of the proposals.

     I encourage you to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, HOWEVER, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will ensure that your shares are represented at the meeting.

     If you have any questions concerning these matters, please do not hesitate to contact me at (219) 273-9700. We look forward with pleasure to seeing and visiting with you at the meeting.

                                             Very truly yours,

                                             ST. JOSEPH CAPITAL CORPORATION


                                             /s/John W. Rosenthal
                                             -------------------------------
                                             John W. Rosenthal
                                             Chairman

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 29, 1997

                         ST. JOSEPH CAPITAL CORPORATION



To the stockholders of

     ST. JOSEPH CAPITAL CORPORATION

     The Annual Meeting of the Stockholders of St. Joseph Capital Corporation, a Delaware corporation (the "Company"), will be held at the Center for Continuing Education at the University of Notre Dame, Notre Dame, Indiana, on Tuesday, April 29, 1997, at 7:00 p.m., local time, for the following purposes:

      1.   to elect four Class I directors for a term of three years.

      2. to amend Article IV of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value per share, from 1,500,000 to 2,500,000 shares.

      3. to approve the appointment of Crowe, Chizek and Company LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997.

      4. to transact such other business as may properly be brought before the meeting and any adjournments or postponements thereof.

     The map on the back page of the attached Proxy Statement shows the location of the Annual Meeting.

     The Board of Directors has fixed the close of business on March 7, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.


                                           By order of the Board of Directors

                                           /s/John W. Rosenthal
                                           ----------------------------------
                                           John W. Rosenthal
                                           Chairman


Mishawaka, Indiana
March 18, 1997


--------------------------------------------------------------------------------
4101 Edison Lakes Parkway Mishawaka, In  46545          Phone:  (219) 273-9700

                                PROXY STATEMENT





     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of St. Joseph Capital Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the Center for Continuing Education at the University of Notre Dame, Notre Dame, Indiana, on Tuesday, April 29, 1997, at 7:00 p.m., local time, and at any adjournments or postponements thereof.

     The Board of Directors would like to have all stockholders represented at the meeting. If you do not expect to be present, please sign and mail your proxy card in the enclosed self-addressed, stamped envelope to the Company's transfer agent, First Union National Bank of North Carolina, 230 South Tryon Street, Charlotte, North Carolina 28202, Attention: Ms. Ellie Autry. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the meeting.

     The mailing address of the Company's principal executive offices is 4101 Edison Lakes Parkway, Mishawaka, Indiana 46545. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about March 18, 1997. The 1996 Annual Report of the Company, which includes consolidated financial statements of the Company, is enclosed.

     The Company is a bank holding company which serves the financial needs of the "Michiana" area of Indiana and Michigan. It is the parent company of the St. Joseph Capital Bank (the "Bank"), an Indiana state bank located in Mishawaka, Indiana, which commenced operations on February 13, 1997.

     Only holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on March 7, 1997 will be entitled to vote at the annual meeting or any adjournments or postponements of such meeting. On March 7, 1997, the Company had 1,265,676 shares of Common Stock issued and outstanding. In the election of directors, and for all other matters to be voted upon at the annual meeting, each issued and outstanding share of Common Stock is entitled to one vote. All shares of Common Stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this Proxy Statement.

     A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Directors shall be elected by a plurality of the votes present in person or represented by proxy. For approval of the amendment to the Company's Certificate of Incorporation, the affirmative vote of the majority of the Company's outstanding shares entitled to vote on the subject matter shall constitute stockholder approval. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

                             ELECTION OF DIRECTORS

     At the Annual Meeting of the Stockholders to be held on April 29, 1997, the stockholders will be entitled to elect four (4) Class I directors for a term expiring in 2000. The directors of the Company are divided into three classes having staggered terms of three years. Each of the nominees for election as Class I directors are incumbent directors. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting. Set forth below is information, as of March 7, 1997, concerning the nominees for election and for the other persons whose terms of office will continue after the meeting, including age, year first elected a director of the Company and business experience during the previous five years of each. Each of the individuals have held the positions listed for the past five years unless otherwise noted. The four nominees, if elected at the annual meeting, will serve as Class I directors for three year terms expiring in 2000.

                                    NOMINEES

NAME                  DIRECTOR  PRINCIPAL OCCUPATION
(AGE)                  SINCE    FOR THE LAST FIVE YEARS
-----                 --------  -----------------------
CLASS I
(TERM EXPIRES 2000)

David A. Eckrich        1996    President, Adams Road Development, Inc.
(Age 56)

Jerry Hammes            1996    Chairman, Romy Hammes Bancorp, Inc., Peoples
(Age 65)                        Bank of Kankakee County and Romy Hammes, Inc.

Arthur H. McElwee       1996    President, Toefco Engineered Coating
(Age 54)                        Systems, Inc. (1994-present); President,
                                Goshen Rubber, Inc. (1991-1994); Secretary
                                of the Company

John W. Rosenthal       1996    Chairman of the Board, President and Chief
(Age 37)                        Executive Officer of the Company and the
                                Bank; Vice President and Senior Corporate
                                Banker, First National Bank of Chicago
                                (1988-1996)


                             CONTINUING DIRECTORS


CLASS II
(TERM EXPIRES 1998)

Arthur J. Decio         1996    Chairman of the Board and Chief Executive
(Age 66)                        Officer, Skyline Corporation





NAME                  DIRECTOR  PRINCIPAL OCCUPATION
(AGE)                  SINCE    FOR THE LAST FIVE YEARS
-----                 --------  -----------------------

V. Robert Hepler        1996    President and Chief Executive Officer, VRH
(Age 68)                        Rentals (1994-present); President, Bob
                                Hepler Construction Equipment Company (prior
                                to 1994)

Jack Matthys            1996    Vice Chairman of the Company and Chief
(Age 50)                        Lending Officer of the Bank; President,
                                Krizman, Inc. (1990-1992)

Richard A. Rosenthal    1996    Director of Athletics, University of Notre
(Age 64)                        Dame (1987-1995)

CLASS III
(TERM EXPIRES 1999)

Scott C. Malpass        1996    Associate Vice President for Finance and
(Age 33)                        Chief Investment Officer, University of
                                Notre Dame

Robert A. Sullivan      1996    President, Capital Bank, N.A., Sylvania, Ohio
(Age 42)

Helen L. Krizman        1996    Controller, R-Vision, Inc. (1996-present);
                                Controller, The Warrick Corporation
(Age 33)                        (1991-1996)


     All of the Company's directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of the Company's directors or executive officers have been selected for their respective positions, and no member of the Board is related to another member by blood or marriage, except that Richard A. Rosenthal is the father of John W. Rosenthal.


     For serving on the Board of Directors of the Company and the Bank, directors who are also not officers receive annual fees in the form of options to purchase 300 shares of the Company's Common Stock at the current fair market value of such shares on the date of grant. The options vest immediately and have a term of 10 years. Directors also receive options to purchase 15 shares for each Board meeting of the Company or the Bank that they attend. Options are not granted for Board meetings of both the Company and the Bank when such meetings are held on the same day. No additional compensation is paid to directors for attendance at committee meetings.

     The Board of Directors of the Company has not established any committees. The Bank's Board of Directors has established a directors' loan policy committee, an audit committee, an investment committee and a human resources committee. These committees are composed entirely of outside directors, except that John W. Rosenthal, the Company's President and Chief Executive Officer, serves on all committees except the audit committee, and Jack Matthys, the Bank's Chief Lending Officer, serves on the directors' loan policy committee.


                          TRANSACTIONS WITH MANAGEMENT


     During the fiscal year ended December 31, 1996, neither the Company nor the Bank conducted activities other than in connection with their respective organization and opening for business. It is expected that certain directors and executive officers of the Company (including their affiliates, families and companies in which they are principal owners, officers or directors) will be loan customers of, and have other transactions with, the Company and the Bank in the ordinary course of business. Such loans and lines of credit are expected to be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and are not expected to involve more than the normal risk of collectibility or present other unfavorable features.



                             EXECUTIVE COMPENSATION


     The following table shows the compensation for the last fiscal year by the Chief Executive Officer of the Company. No executive officer of the Company or the Bank had 1996 salary and bonus which exceeded $100,000.




====================================================================================================================================


                                                    SUMMARY COMPENSATION TABLE
                                                       ANNUAL COMPENSATION
------------------------------------------------------------------------------------------------------------------------------------

                                                        ANNUAL COMPENSATION
------------------------------------------------------------------------------------------------------------------------------------
                (a)                       (b)          (c)           (d)          (g)           (h)
                                         FISCAL
                                          YEAR                                    STOCK      ALL OTHER
              NAME AND                    ENDED                                  OPTIONS    COMPENSATION
         PRINCIPAL POSITION           DECEMBER 31ST  SALARY($)(1)  BONUS ($)   GRANTED (#)     ($)(2)
------------------------------------------------------------------------------------------------------------------------------------
John W. Rosenthal
President & Chief Executive Officer       1996       $75,384          - -        27,000           $6,038
====================================================================================================================================



(1)  Includes compensation deferred at the election of Mr. Rosenthal.

(2)  Represents automobile allowance.

STOCK OPTION INFORMATION

     The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the Summary Compensation Table:



====================================================================================================================================

                                                OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------------------
                                                        INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

(a)                  (b)            (c)                  (d)                 (e)


                            % OF TOTAL OPTIONS
                   OPTIONS  GRANTED TO
                   GRANTED  EMPLOYEES IN FISCAL   EXERCISE OR BASE       EXPIRATION
NAME               (#)(1)   YEAR                  PRICE ($/SH)              DATE
====================================================================================================================================

John W. Rosenthal   27,000           48%                  $10.00        June 11, 2006

====================================================================================================================================

(1)  Options become exercisable in equal portions on December 31, 1996, June
     30, 1997 and June 30, 1998.




                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the Company's Common Stock beneficially owned on March 7, 1997 with respect to all persons known to the Company to be the beneficial owner of more than five percent of the Company Common Stock, each director, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company and the Bank as a group.

       NAME OF INDIVIDUAL AND          AMOUNT AND NATURE OF     PERCENT
       NUMBER OF PERSONS IN GROUP   BENEFICIAL OWNERSHIP(1)(2)  OF CLASS
       ---------------------------  --------------------------  --------

       DIRECTORS
       John W. Rosenthal(3)                   24,192               1.9%

       Arthur J. Decio                        25,315               2.0%

       David A. Eckrich                       25,345               2.0%

       Jerry Hammes                           49,245               3.8%

       V. Robert Hepler                       25,315               2.0%

       Helen L. Krizman                       10,345               0.8%

       Scott C. Malpass                        2,830               0.2%

       Jack Matthys(4)                        25,000               1.9%

       Arthur H. McElwee                      10,345               0.8%

       Richard A. Rosenthal(5)                13,945               1.1%

       Robert A. Sullivan                     10,345               0.8%

       All directors and executive
       officers as a group
       (12 persons)                          226,410              17.8%

_____________
(1) The information contained in this column is based upon information furnished to the Company by the persons named above and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting or investment power over included shares.

(2) Includes shares obtainable under options granted to directors and officers of the Company and the Bank under the Company's Stock Option Plan which are presently exercisable or which become exercisable within 60 days of the date of this table.

(3) Includes 92 shares in a 401(k) account for Mr. Rosenthal and 6,400 shares held in a trust, for which Mr. Rosenthal serves as a co-trustee and in such capacity has shared voting and investment power. Also includes 9,000 shares presently obtainable through stock options granted under the Company Stock Option Plan, over which shares Mr. Rosenthal has no voting and sole investment power.

(4) Includes 5,000 shares presently obtainable through the exercise of stock options, over which shares Mr. Matthys has no voting and sole investment power.

(5)  Includes shares held by Mr. Rosenthal's spouse.

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     The Board of Directors of the Company has unanimously approved an amendment (the "Amendment") to Article IV of the Company's Certificate of Incorporation ("Certificate") that would increase the number of authorized shares of the Company's Common Stock, $.01 par value per share, from 1,500,000 shares to 2,500,000 shares. As of March 7, 1997, the Company had 1,265,676 shares of Common Stock issued and outstanding. The Board of Directors has proposed adoption of the Amendment for several reasons, including those set forth below.

     First, the additional shares authorized by the Amendment will provide management with a substantial number of shares of Common Stock to enter into certain transactions involving the use of Common Stock that may be advisable from time to time. Such transactions could include, but are not limited to, the acquisition by the Company of additional branch locations, subsidiaries or bank or thrift holding companies. Although no such transactions are planned for the immediate future, management and the Board of Directors believe that it is in the Company's best interests to have available a large number of authorized shares of Common Stock if such transactions become advisable.

     Second, the additional shares of Common Stock authorized by the Amendment could be used to raise additional working capital for the Company or the Bank. The Board of Directors does not currently have any plans to raise capital through the issuance of additional shares or otherwise, but these shares would be available for that purpose.

     Third, the Amendment will provide for the additional shares of Common Stock necessary to permit stock dividends, should the Board of Directors determine that such dividends are in the best interests of the Company and its stockholders.

     The increase in the number of shares of Common Stock authorized by the Amendment will allow for the possibility of substantial dilution of the voting power of current stockholders of the Company, although no dilution will occur as a direct result of any stock dividends which may be declared in the future. The degree of any such dilution which would occur following the issuance of any additional shares of Common Stock in transactions other than stock dividends would depend upon the number of shares of Common Stock that are actually issued in such transactions, which number cannot be determined at this time. Issuance of a large number of additional shares could significantly dilute the voting power of existing stockholders.

     The existence of a substantial number of authorized and unissued shares of Common Stock could also impede an attempt to acquire control of the Company because the Company would have the ability to issue additional shares of Common Stock in response to any such attempt. The Company is not aware of any such attempt to acquire control at this time, and no decision has been made as to whether any or all newly authorized but unissued shares of Common Stock would be issued in response to any such attempt.

     To be approved by the Company's stockholders, the Amendment must receive the affirmative vote of a majority of shares outstanding and entitled to vote on the Amendment at the Annual Meeting of Stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR THE AMENDMENT.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Stockholders will be asked to approve the appointment of Crowe, Chizek and Company LLP as the Company's independent public accountants for the year ending December 31, 1997. A proposal will be presented at the annual meeting to ratify the appointment of Crowe, Chizek and Company LLP. If the appointment of Crowe, Chizek and Company LLP is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors. Representatives of Crowe, Chizek and Company LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.


                                    GENERAL

     Your proxy is solicited by the Board of Directors and the cost of solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company or the Bank, acting on the Company's behalf, may solicit proxies by telephone, telegraph or personal interview. The Company will, at its expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

                                 OTHER BUSINESS

     It is not anticipated that any action will be asked of the stockholders other than that set forth above, but if other matters properly are brought before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

                           FAILURE TO INDICATE CHOICE

     If any stockholder fails to indicate a choice in items (1), (2) and (3) on the proxy card, the shares of such stockholder shall be voted (FOR) in each instance.


                                 By order of the Board of Directors



                                 /s/ John W. Rosenthal
                                 ---------------------
                                 John W. Rosenthal
                                        Chairman
Mishawaka, Indiana
March 18, 1997



                       ALL STOCKHOLDERS ARE URGED TO SIGN
                        AND MAIL THEIR PROXIES PROMPTLY

                                    [MAP]

                         ST. JOSEPH CAPITAL CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


1. Election of Directors
   David A. Eckrich
   Jerry Hammes
   Arthur H. McElwee
   John W. Rosenthal

2. Amendment to the Certificate of Incorporation to increase the number of shares of Common
   Stock authorized from 1,500,000 to 2,500,000

3. To ratify the selection of Crowe, Chizek and Company LLP

   The Board of Directors recommends a vote FOR all proposals.

                              THIS PROXY WILL BE VOTED IN ACCORDANCE WITH
                              SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.



                              Dated:                         , 1997
                                    -------------------------

                              Signature(s)
                                            -------------------------

                                            -------------------------



NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

                       ST. JOSEPH CAPITAL CORPORATION
                PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
PROXY     FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 29, 1997    PROXY

   The undersigned hereby appoints John W. Rosenthal and Jack Matthys, or either of them acting in the absence of the others, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of St. Joseph Capital Corporation, to be held at the Center for Continuing Education at the University of Notre Dame, Notre Dame, Indiana, on Tuesday, April 29, 1997, at 7:00 p.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting:


     Check here for address change.            Check here if you plan to attend
     New Address:                              the meeting.
     ------------------------------

     ------------------------------

     ------------------------------


                 (Continued and to be signed on reverse side.)